Exhibit 99.1

 Computone Corporation (soon to be Symbiat, Inc.) Announces Conditional Warrant
                  Distribution to its Shareholders of Record


     ATLANTA - July 1, 2002 - Computone Corporation (OTC BB: CMPT, www.computone.com) announces that the record date for its Conditional Warrant Distribution will be June 24, 2002.

     As of the close of business on June 24, 2002, under certain conditions, record holders of common stock of CMPT will receive one "A" warrant for every full five shares of CMPT stock held. Each warrant will entitle the holder to purchase one share of common stock for the subscription price of $0.70 per share. When exercised, the shares will become eligible for sale upon the effectiveness of the Company's registration statement on Form S-1 with the Securities and Exchange Commission. The conditions of eligibility are:

     1. Shareholders of record must provide a copy of their shareholder's stock certificate to the Company with a notarized certification indicating that it is a true and correct copy of the certificate,

     2. The certified copy must be delivered to the Company at:

     Computone Corporation
     1060 Windward Ridge Parkway, Suite 100
     Alpharetta, Georgia 30005

     Shareholders should receive a Prospectus in the mail during the third week of July, and will have until the expiration date of November 30, 2002 to subscribe to the offering. There will be significant restrictions on the transferability of the warrants.

     The Registration Statement relating to these securities will be filed with the Securities and Exchange Commission on or about the second week July. CMPT expects that it will become effective on or about the first week in September 2002. Computone has designed the program to raise additional capital without a significant dilutive effect. It is envisioned that the funds raised through this Program will adequately meet capital demands through the fourth quarter of 2002, at which time the Company expects to achieve profitability. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This notice does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     "Stockholders are urged to obtain stock certificates from their brokers as soon as possible to take advantage of this Warrant Distribution," said Leo Bebeau, president and chief executive officer. "The company will use the capital raised for general corporate purposes. The company will continue its increased focus on its service and support business segment coupled with the new company name. Symbiat, Inc. will be a cutting edge provider of products, services and outsourced solutions with the highest level of customer care."

     About Computone Corporation

     Computone (OTC BB: CMPT, www.computone.com) has been a leader in the IT industry since 1984. Today, Computone designs, manufactures and markets a line of intelligent servers for secure remote network management, secure E-commerce, and remote access communications for Internet, Sun(r) (SUNW), Linux(r), Hewlett-Packard(r) (HWP), Microsoft(r) Windows(r) NT (MSFT) and Novell(r) (NOVL). Multi-User Solutions (www.multiuser.com), a subsidiary of Computone provides nationwide on-site hardware maintenance, operating system support, systems integration, and logistics management to customers in North America.


     This press release contains statements relating to future plans, events or performance that involve risks and uncertainties. These risks include, but are not limited to the ability of the parties to reach a definitive agreement and other expectations of growth for fiscal 2003. Because of these and the other risk factors identified in our SEC filings, our actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Computone undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. This press release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.



     All trademarks are properties of their respective owners.